Exhibit 23.1



                        Consent of Thomas Monahan CPA



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                                  CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated February 10, 2000, relating to the audited financial statements for period from inception (December 7, 1999) to February 10, 2000 in a registration statement on SB-2 of Profitcom.com, Inc. to be filed with the Securities and Exchange Commission.


February 10, 2000

                                      /s/Thomas Monahan
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                                      Thomas Monahan CPA